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                                                                      EXHIBIT 21




     Information relating to certain of the subsidiaries of Peoples Heritage Financial Group, Inc. is set forth below. All of the indicated subsidiaries are directly or indirectly wholly-owned by Peoples Heritage Financial Group, Inc.


Direct Subsidiaries:

         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------

Peoples Heritage Bank                                         Maine
Bank of New Hampshire Corporation                             New Hampshire
Peoples Heritage Merger Corp.                                 Maine
Peoples Heritage Capital Trust I                              Delaware

Indirect Subsidiaries:

         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------

Bank of New Hampshire(1)                                       New Hampshire
Family Bank, FSB(2)                                            United States
Heritage Investment Planning Group, Inc. (3)                   Maine
Peoples Heritage Leasing Corp. (3)                             Maine
Peoples Heritage Mortgage Company(3)                           Maine
MPN Holdings (holding company for                              Maine
  Morse Payson & Noyes) (3)

-------------------
     (1)  Subsidiary of Bank of New Hampshire Corporation.
     (2)  Subsidiary of Peoples Heritage Merger Corp.
     (3)  Subsidiary of Peoples Heritage Bank.